UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 24, 2012 (August 22, 2012)

Princeton National Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

0-20050	36-3210283
(Commission File Number)	(IRS Employer Identification No.)

606 South Main Street
Princeton, Illinois	61356
(Address of Principal Mr. Ogaard Offices)	(Zip Code)

Registrant’s telephone number, including area code (815) 875-4444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On August 22, 2012, Citizens First National Bank (the “Bank”) , the wholly-owned subsidiary of Princeton National Bancorp, Inc. (the “Company”), received a notification from the Office of the Comptroller of the Currency (“OCC”) confirming that the Bank became “critically undercapitalized” within the meaning of the Prompt Corrective Action (“PCA”) provisions of the Federal Deposit Insurance Act and the regulations of the OCC as of August 20, 2012, the date the Bank filed its amended Report of Condition and Income Report for the quarter ended June 30, 2012 (“Call Report”). In the Call Report, the Bank reported that its tangible equity to total assets ratio as of the end of the quarter was 1.92%. The Bank’s capital category is determined solely for the purposes of applying PCA and the capital category may not constitute an accurate representation of the Bank’s overall financial condition or prospects.

As a result of it being “critically undercapitalized” for PCA purposes, the Bank remains obligated to submit a capital restoration plan acceptable to the OCC, which plan must be guaranteed by the Company. In addition to other restrictions and prohibitions applicable to depository institutions that are “critically undercapitalized,” the Bank is prohibited, without the prior written approval of the Federal Deposit Insurance Corporation (the “FDIC”), from (1) entering into any material transaction other than in the usual course of business, including any investment, expansion, acquisition, sale of assets, or other similar action with respect to which the Bank is required to provide notice to the OCC; (2) extending any credit for any highly leveraged transactions as defined in 12 C.F.R. § 325.2(i); (3) amending the Bank’s charter or bylaws, except to the extent necessary to carry out any other requirement of law, regulation, or order; (4) making any material change in accounting methods; (5) engaging in any covered transaction as defined in Section 23A(b) of the Federal Reserve Act (12 U.S.C. § 371c(b)); (6) paying excessive compensation or bonuses; and (7) paying interest on new or renewed liabilities at a rate that would increase the Bank’s weighted average cost of funds to a level significantly exceeding the prevailing rates of interest on insured deposits in the Bank’s normal market areas. The Bank also remains subject to regulatory restrictions prohibiting the acceptance, renewal or rolling over of brokered deposits.

The PCA framework generally requires that depository institutions that are “critically undercapitalized” be placed into conservatorship or receivership within 90 days of the date on which it was determined that the institution was “critically undercapitalized,” unless the depository institution can raise sufficient capital, merge with another financial institution or the OCC and the FDIC determine and document that “other action” would better achieve the purposes of the PCA capital requirements. The Company and the Bank are diligently working to evaluate and pursue strategic alternatives. There can be no assurance that the Company or the Bank will be successful in obtaining outside additional capital or merging with or being acquired by another company within any regulatory imposed time frame.

As a member of the FDIC, the deposits at the Bank continue to be insured by the FDIC up to the legal maximum insurance limit – currently $250,000 per depositor, per deposit category. The Bank’s staff can help depositors with any questions abut the mechanics of FDIC deposit insurance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRINCETON NATIONAL BANCORP, INC.
(Registrant)

By:	/s/ Thomas D. Ogaard
Thomas D. Ogaard, President and
Chief Executive Officer

Dated: August 24, 2012